Exhibit 10(e)

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----


ARTICLE I      CERTAIN DEFINITIONS                                          2

Section 1.1    "Additional Warrant"                                         2

Section 1.2    "Additional Warrant Shares"                                  2

Section 1.3    "Average Daily Trading Volume"                               2

Section 1.4    "Bid Price"                                                  2

Section 1.5    "Capital Shares"                                             2

Section 1.6    "Closing"                                                    2

Section 1.7    "Closing Date"                                               2

Section 1.8    "Collateral"                                                 2

Section 1.9    "Commitment Fees"                                            2

Section 1.10   "Commitment Period"                                          2

Section 1.11   "Common Stock"                                               2

Section 1.12   "Common Stock Equivalents"                                   2

Section 1.13   "Condition Satisfaction Date"                                2

Section 1.14   "Contract"                                                   3

Section 1.15   "Damages"                                                    3

Section 1.16   "Disclosure Schedule"                                        3

Section 1.17   "Effective Date"                                             3

Section 1.18   "Equity Line Agreement"                                      3

Section 1.19   "Exchange Act"                                               3

Section 1.20   "Incentive Warrant"                                          3

Section 1.21   "Incentive Warrant Shares"                                   3

Section 1.22   "Intellectual Property"                                      3

Section 1.23   "Legend"                                                     3

Section 1.24   "Lien"                                                       3

Section 1.25   "Market Price"                                               3

                                TABLE OF CONTENTS
                                   (continued)


Section 1.26   "Material Adverse Effect"                                    3

Section 1.27   "Minimum Time Interval"                                      4

Section 1.28   "NASD"                                                       4

Section 1.29   "Note Issuance Notice Date"                                  4

Section 1.30   "Note Issuance Notice"                                       4

Section 1.31   "Note Shares"                                                4

Section 1.32   "Original Registration Rights Agreement"                     4

Section 1.33   "Outstanding"                                                4

Section 1.34   "Option"                                                     4

Section 1.35   "Permitted Lien"                                             4

Section 1.36   "Person"                                                     4

Section 1.37   "Preferred Stock"                                            4

Section 1.38   "Principal Market"                                           4

Section 1.39   "Put Shares"                                                 4

Section 1.40   "Registrable Securities"                                     5

Section 1.41   "Registration Rights Agreement"                              5

Section 1.42   "Registration Statement"                                     5

Section 1.43   "Regulation D"                                               5

Section 1.44   "SEC"                                                        5

Section 1.45   "Section 4(2)"                                               5

Section 1.46   "Securities Act"                                             5

Section 1.47   "SEC Documents"                                              5

Section 1.48   "Security Agreement"                                         5

Section 1.49   "Subscription Date"                                          5

Section 1.50   "Trading Day"                                                5

Section 1.51   "Underwriter"                                                6

                                TABLE OF CONTENTS
                                   (continued)


Section 1.52   "Valuation Period"                                           6

Section 1.53   "Warrants"                                                   6

Section 1.54   "Warrant Shares"                                             6

ARTICLE II     PURCHASE AND SALE OF COMMON STOCK;
               TERMINATION  OF  OBLIGATIONS; WARRANT                        6

Section 2.1    Investments                                                  6

Section 2.2    Mechanics                                                    6

Section 2.3    Closings                                                     7

Section 2.4    Commitment Fees                                              7

Section 2.5    Note Issuance  Fees                                          7

Section 2.6    Right of First Refusal                                       7

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF INVESTOR                   8

Section 3.1    Intent                                                       8

Section 3.2    Sophisticated Investor                                       8

Section 3.3    Authority                                                    9

Section 3.4    Not an Affiliate                                             9

Section 3.5    Organization and Standing                                    9

Section 3.6    Absence of Conflicts                                         9

Section 3.7    Disclosure; Access to Information                            9

Section 3.8    Manner of Sale                                               9

Section 3.9    Resale Restrictions                                          9

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF THE COMPANY                10

Section 4.1    Organization of the Company                                  10

Section 4.2    Authority                                                    10

Section 4.3    Corporate Documents                                          10

Section 4.4    Books and Records                                            10

Section 4.5    Capitalization                                               11

                                TABLE OF CONTENTS
                                   (continued)


Section 4.6    Common Stock                                                 11

Section 4.7    Financial Statements                                         11

Section 4.8    Exemption from Registration; Valid Issuances                 11

Section 4.9    No General Solicitation or Advertising
               in Regard to this Transaction                                12

Section 4.10   No Conflicts                                                 12

Section 4.11   No Material Adverse Change                                   12

Section 4.12   No Undisclosed Liabilities                                   14

Section 4.13   No Undisclosed Events or Circumstances                       14

Section 4.14   No Integrated Offering                                       14

Section 4.15   Litigation and Other Proceedings                             15

Section 4.16   No Misleading or Untrue Communication                        15

Section 4.17   Material Non-Public Information                              15

Section 4.18   Real Property                                                15

Section 4.19   Tangible Personal Property                                   16

Section 4.20   Intellectual Property Rights                                 16

Section 4.21   Contracts                                                    17

Section 4.22   Licenses                                                     18

Section 4.23   Environmental Matters                                        18

Section 4.24   Substantial Customers and Suppliers                          19

Section 4.25   Accounts Receivable                                          20

Section 4.26   Disclosure                                                   20

ARTICLE V      COVENANTS OF THE INVESTOR                                    20

ARTICLE VI     COVENANTS OF THE COMPANY                                     20

Section 6.1    Registration Rights                                          20

Section 6.2    Reservation of Common Stock                                  20

Section 6.3    Listing of Common Stock                                      21

                                TABLE OF CONTENTS
                                   (continued)


Section 6.4    Exchange Act Registration                                    21

Section 6.5    Legends                                                      21

Section 6.6    Corporate Existence                                          21

Section 6.7    SEC Documents                                                21

Section 6.8    Notice of Certain Events Affecting Registration;
               Suspension of Right to Issue Convertible Note No. 2          21

Section 6.9    Consolidation; Merger                                        22

Section 6.10   Issuance of Put Shares, Warrant Shares,
               Convertible Notes and Note Shares                            22

Section 6.11   Legal Opinion on Closing Date                                22

Section 6.12   No Other Similar Arrangements                                22

ARTICLE VII    CONDITIONS TO DELIVERY OF NOTE ISSUANCE
               NOTICES AND CONDITIONS TO CLOSING                            24

Section 7.1    Conditions Precedent to the Obligation of the
               Company to Issue and Sell Convertible Notes                  24

Section 7.2    Conditions Precedent to the Right of the Company
               to Deliver a Note Issuance Notice and the Obligation
               of the Investor to Purchase Convertible Note No. 2           24

Section 7.3    Due Diligence Review; Non-Disclosure
               of Non-Public Information                                    26

ARTICLE VIII   LEGENDS                                                      27

Section 8.1    Legends                                                      27

Section 8.2    No Other Legend or Stock Transfer Restrictions               28

Section 8.3    Investor's Compliance                                       28

ARTICLE IX     INDEMNIFICATION                                             28

Section 9.1    Indemnification                                             28

Section 9.2    Method of Asserting Indemnification Claims                  29

ARTICLE X      MISCELLANEOUS                                               32

Section 10.1   Fees and Expenses                                           32

Section 10.2   Reporting Entity for the Common Stock                       32

Section 10.3   Brokerage                                                   32

Section 10.4   Notices                                                     32

Section 10.5   Assignment                                                  33

                                TABLE OF CONTENTS
                                   (continued)


Section 10.6   Amendment; No Waiver                                        33

Section 10.7   Annexes and Exhibits; Entire Agreement                      33

Section 10.8   Survival                                                    34

Section 10.9   Severability                                                34

Section 10.10  Title and Subtitles                                         34

Section 10.11  Counterparts                                                34

Section 10.12  Choice of Law                                               34

NOTE PURCHASE AGREEMENT

by and between

CRESCENT INTERNATIONAL LIMITED

and

SYTRON, INC.

dated as of JANUARY 15, 1999



This NOTE PURCHASE AGREEMENT is entered into as of the 15th day of January, 1999 (this "Agreement"), by and between CRESCENT INTERNATIONAL LIMITED (the "Investor"), an entity organized and existing under the laws of Bermuda, and SYTRON, INC., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (the "Company").


WHEREAS, the Company and the Investor have entered into a private equity line agreement, dated as of May 14, 1998 (the "Equity Line Agreement");


WHEREAS, pursuant to the Equity Line Agreement the Company has issued and sold to the Investor, $250,000 of the Common Stock (as defined below) represented by 166,667 shares of the Common Stock (the "Put Shares");


WHEREAS, pursuant to the Equity Line Agreement the Company has issued to the Investor a warrant dated as of May 14, 1998, exercisable from time to time within five (5) years following the date of issuance (the "Incentive Warrant") for the purchase of an aggregate of up to 100,000 shares of Common Stock at a price specified in such Incentive Warrant;


WHEREAS,   the  parties   agree  to   terminate   the  Equity   Line   Agreement
contemporaneously with the execution of this Agreement;


WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor and the Investor shall purchase, up to two convertible notes worth, in the aggregate, $750,000 of the Common Stock; and


WHEREAS, such investments have been and will be made in reliance upon the provisions of Section 4(2) ("Section 4(2)") and Regulation D ("Regulation D") of the United States Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the "Securities Act"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in securities of the Company to be made hereunder.

NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I

                               CERTAIN DEFINITIONS

Section 1.1 "Additional Warrant" shall mean the Additional Warrant in the form of Exhibit E hereto issued pursuant to Section 2.1(e) of this Agreement.

Section 1.2 "Additional Warrant Shares" shall mean all shares of Common Stock issued or issuable pursuant to exercise of the Additional Warrants.

Section 1.3 "Average Daily Trading Volume" shall mean, with respect to any Closing Date, the average of the daily trading volumes for the Common Stock on the Principal Market during the applicable Valuation Period, and with respect to any other date, such average during the portion of the applicable Valuation Period that has expired as of such date.

Section 1.4 "Bid Price" shall mean the closing bid price (as reported by Bloomberg L.P.) of the Common Stock on the Principal Market.

Section 1.5 "Capital Shares" shall mean the Common Stock and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of dividends (as and when declared) and assets (upon liquidation of the Company).

Section 1.6 "Closing" shall mean one of the closings of a purchase and sale of the Convertible Notes pursuant to Section 2.1.

Section 1.7 "Closing Date" shall mean, with respect to a Closing, the seventh Trading Day following the Note Issuance Notice Date related to such Closing, provided all conditions to such Closing have been satisfied on or before such Trading Day.

Section 1.8 "Collateral" shall have the meaning specified in the Security Agreement.

Section 1.9 "Commitment Fees" shall have the meaning specified in Section 2.4 hereof.

Section 1.10 "Commitment Period" shall mean the period commencing on the date hereof and expiring on (1) the date on which the Investor shall have purchased Convertible Note No. 2 or (ii) November 14, 1999.

Section 1.11 "Common Stock" shall mean the Company's common stock, $0.01 par value per share.

Section 1.12 "Common Stock Equivalents" shall mean any securities that are convertible into or exchangeable for Common Stock or any warrants, options or other rights to subscribe for or purchase Common Stock or any such convertible or exchangeable securities.

Section 1.13 "Condition  Satisfaction  Date" shall have the meaning set forth in
Section 7.2 of this Agreement.

Section  1.14  "Contract"   shall  mean  any  agreement,   lease,   evidence  of
indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

Section 1.15 "Damages" shall mean any loss, claim, damage, liability,  costs and
expenses  (including,   without  limitation,   reasonable  attorneys'  fees  and
disbursements and costs and expenses of expert witnesses and investigation).

Section 1.16 "Disclosure Schedule" shall mean the record delivered to the Investor by the Company herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by the Company pursuant to this Agreement.

Section 1.17 "Effective Date" shall mean the date on which the SEC first declares effective the Initial Registration Statement as set forth in Section 7.2(a).

Section 1.18 "Equity Line Agreement" shall have the meaning specified in the recitals of this Agreement.

Section 1.19 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

Section 1.20 "Incentive Warrant" shall have the meaning specified in the recitals of this Agreement.

Section 1.21 "Incentive Warrant Shares" shall mean all shares of Common Stock issued or issuable pursuant to exercise of the Incentive Warrant.

Section 1.22 "Intellectual Property" shall mean all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

Section 1.23 "Legend" shall have the meaning specified in Section 8.1.

Section 1.24 "Lien" shall mean any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

Section 1.25 "Market Price" shall mean the lowest three-consecutive-Trading-Day-average of Bid Prices during the Valuation Period.

Section 1.26 "Material Adverse Effect" shall mean any effect on the business, operations, properties, prospects, or financial condition of the Company that is material and adverse to the Company or to the Company and such other entities controlling or controlled by the Company, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform its obligations under any of (i) this Agreement, (ii) the Registration Rights Agreement, (iii) the Warrants, (iv) Convertible Notes, and (v) the Security Agreement.

Section 1.27 "Minimum Time Interval" shall mean 90 days after the date the Initial Registration Statement is declared effective by the SEC.

Section 1.28 "NASD" shall mean the National Association of Securities Dealers, Inc.

Section 1.29 "Note Issuance Notice Date" shall mean the date on which a Note Issuance Notice is delivered to the Investor by the Company in accordance with
Section 2.2.

Section 1.30 "Note Issuance Notice" shall mean a written notice to the Investor setting forth the Investment Amount that the Company intends to require the Investor to purchase pursuant to the terms of this Agreement.

Section 1.31 "Note Shares" shall have the meaning specified in Section 2.1 hereof.

Section  1.32  "Original   Registration   Rights   Agreement"   shall  mean  the
registration rights agreement, dated as of May 14, 1998, by and between the Company and the Investor.

Section 1.33 "Outstanding" when used with reference to Common Shares or Capital Shares (collectively the "Shares"), shall mean, at any date as of which the number of such Shares is to be determined, all issued and outstanding Shares, and shall include all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; provided, however, that "Outstanding" shall not refer to any such Shares then directly or indirectly owned or held by or for the account of the Company.

Section 1.34 "Option" with respect to any Person shall mean any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person or
(ii) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of such Person, including any rights to participate in the equity, income or election of directors or officers of such Person.

Section 1.35 "Permitted Lien" shall mean (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with Generally Accepted Accounting Principles, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a Liability that is not yet due or delinquent and (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property subject to such Lien or the use of such property in the conduct of the business of the Company or any of its subsidiaries.

Section 1.36 "Person" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

Section 1.37 "Preferred Stock" shall have the meaning specified in Section 4.5 hereof.

Section 1.38 "Principal Market" shall mean the Nasdaq National Market, the Nasdaq SmallCap Market, the American Stock Exchange, the Bulletin Board or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

Section 1.39 "Put Shares" shall have the meaning specified in the recitals of this Agreement.

Section 1.40 "Registrable Securities" shall mean (i) the Put Shares, (ii) the Warrant Shares, (iii) the Note Shares, (iv) the Indemnity Shares, (v) the Commitment Shares and (vi) any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (w) the Registration Statement has been declared effective by the SEC and all Registrable Securities have been disposed of pursuant to the Registration Statement, (x) all Registrable Securities have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, (y) such time as all Registrable Securities have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend or (z) in the opinion of counsel to the Company, which counsel shall be reasonably acceptable to the Investor, all Registrable Securities may be sold without registration or the need for an exemption from any registration requirements and without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act.

Section 1.41 "Registration Rights Agreement" shall mean the amended and restated registration rights agreement in the form of Exhibit C hereto.

Section 1.42 "Registration Statement" shall mean a registration statement on Form SB-2 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate and which form shall be available for the resale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement, the Registration Rights Agreement, and the Warrants), for the registration of the resale by the Investor of the Registrable Securities under the Securities Act.

Section 1.43 "Regulation D" shall have the meaning set forth in the recitals of this Agreement.

Section 1.44 "SEC" shall mean the Securities and Exchange Commission.

Section 1.45 "Section 4(2)" shall have the meaning set forth in the recitals of this Agreement.

Section 1.46 "Securities Act" shall have the meaning set forth in the recitals of this Agreement.

Section 1.47 "SEC Documents" shall mean the Company's latest Form 10-K as of the time in question, all Forms 10-Q and 8-K filed thereafter, and the Proxy Statement for its latest fiscal year as of the time in question until such time the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

Section 1.48 "Security Agreement" shall mean the Security Agreement in the form of Exhibit D hereto.

Section 1.49 "Subscription Date" shall mean May 14, 1998.

Section 1.50 "Trading Day" shall mean any day during which the Principal Market shall be open for business.

Section 1.51 "Underwriter" shall mean any underwriter participating in any disposition of the Registrable Securities on behalf of the Investor pursuant to the Registration Statement.

Section 1.52 "Valuation Period" shall mean the thirty (30) Trading Day period ending on the earlier of (i) the date on which a Convertible Note first becomes due and payable or (ii) the Conversion Date for such Convertible Note.

Section  1.53  "Warrants"  shall  mean the  Additional  Warrants  and  Incentive
Warrant.

Section 1.54 "Warrant Shares" shall mean the Additional Warrant Shares and the Incentive Warrant Shares.

                                   ARTICLE II

                       PURCHASE AND SALE OF COMMON STOCK;
                       TERMINATION OF OBLIGATIONS; WARRANT


Section 2.1 Investments.

(a) Issuance of Convertible Notes. Upon the terms and conditions set forth herein (including, without limitation, the provisions of Article VII hereof), the Company may issue and sell and the Investor shall purchase no more than two notes, which notes may be converted, at the Investor's option, into Common Stock (the "Convertible Notes") (such shares issued upon conversion of the Convertible Notes are referred to herein as "Notes Shares").

(b) Convertible Note No. 1. The Company shall issue and sell and the Investor shall purchase, on the date hereof, a Convertible Note in principal amount of $350,000 ("Convertible Note No. 1") in the form attached hereto as Exhibit A. For the purpose only of the issuance and purchase of Convertible Note No. 1 , the Investor waives the requirements of Section 2.2, and the conditions set forth in paragraphs (a), (b), (g) and (p) of Section 7.2, hereof.

(c) Convertible Note No. 2. Subject to the conditions set forth herein, the Company may issue and sell and the Investor shall purchase, a Convertible Note in principal amount of $400,000 ("Convertible Note No. 2") ("Convertible Note No. 2 Principal Amount") in the form attached hereto as Exhibit B.

(d) Indemnity Shares. On the date hereof, the Company shall issue and sell to the Investor 100,000 shares of Common Stock (the "Indemnity Shares"). As consideration for such Indemnity Shares, the Investor agrees (i) to refrain from enforcing its rights, and waives any obligations of the Company, under the Original Registration Rights Agreement and (ii) to pay one dollar ($1.00).

(e) Additional Warrant. On the date hereof, the Company shall issue to the Investor an additional warrant (the "Additional Warrant") with an exercise price of $0.01 for each Share of Common Stock.

Section 2.2 Mechanics.

(a) Note Issuance Notice. At any time during the Commitment Period, the Company may deliver a Note Issuance Notice to the Investor, subject to the conditions set forth in Section 7.2.

(b) Date of Delivery of Note Issuance Notice. A Note Issuance Notice shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by the Investor if such notice is received prior to 12:00 noon New York time, or
(ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 12:00 noon New York time on a Trading Day or at any time on a day which is not a Trading Day. No Put Notice may be deemed delivered, on a day that is not a Trading Day.

Section 2.3 Closings.

     (a) Convertible Note No. 1 Closing. On the date hereof, (i) the Company shall deliver to the Investor, at the address specified in Section 10.4 hereof, such note in the form attached hereto as Exhibit A and (ii) within twenty-four
(24) hours after receiving such Convertible Note No. 1, the Investor shall deliver $350,000 less the applicable Note Issuance Fee in accordance with
Section 2.5, by wire transfer of immediately available funds to the Company. Notwithstanding anything to the contrary set forth above, to the extent the Company has not paid the fees, expenses and disbursements of the Investor's counsel in accordance with Section 10.1, the amount of such fees, expenses and disbursements shall be deducted from the amount the Investor is required to wire to the Company pursuant to clause (ii) of the first sentence of this section.


     (b) Convertible Note No. 2 Closing. On the Closing Date for the issuance of Convertible Note No. 2, (i) the Company shall deliver to the Investor, at the address specified in Section 10.4 hereof, such note in the form attached hereto as Exhibit B and (ii) within twenty-four (24) hours after receiving such Convertible Note No. 2, the Investor shall deliver $400,000 less the applicable
Note Issuance Fee in accordance with Section 2.5, by wire transfer of immediately available funds to the Company. In addition, on or prior to such Closing Date, each of the Company and the Investor shall deliver to the other all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein. Notwithstanding anything to the contrary set forth above, to the extent the Company has not paid the fees, expenses and disbursements of the Investor's counsel in accordance with Section 10.1, the amount of such fees, expenses and disbursements shall be deducted from the amount the Investor is required to wire to the Company pursuant to clause
(ii) of the first sentence of this section.

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Section 2.4  Commitment  Fees.  The Company shall pay the Investor the following fees (the "Commitment Fees") at the beginning of each six-month period, including on the date hereof: (i) from the date of issuance of Convertible Note No. 1 until payment in full of the outstanding principal sum has been made, an amount equivalent to five percent (5%) of the outstanding value of such note at the beginning of the applicable six-month period, and (ii) from the date of issuance of Convertible Note No. 2 until payment in full of the outstanding principal sum has been made, an amount equivalent to five percent (5%) of the outstanding value of such note. Such Commitment Fees shall be paid by the Company in a number of shares of Common Stock (the "Commitment Shares") represented by (a) the Commitment Fee due divided by (b) the Market Price on the date immediately preceding the date such Commitment Fee is due in accordance with this Section 2.4. Upon an Event of Default under either of the Convertible Notes, the Commitment Fee with respect to such Convertible Note shall be increased to six and one quarter percent (6.25%) for such period as the Event of Default shall continue uncured.

Section 2.5 Note Issuance Fees The Company shall pay the Investor the following fees (the "Note Issuance Fees"): (i) $10,500 or the date hereof and (ii) $12,000 on the Closing Date for the issuance of Convertible Note No. 2.

Section 2.6 Right of First Refusal. If the Company, for the purpose of obtaining any additional financing in connection with an acquisition of 50% or more of the outstanding common stock of a corporation, a partnership, an association, a trust or other entity or organization (the "Acquisition"), wishes to sell its Common Stock for cash (the "Sale"), in a transaction exempt from registration under the Securities Act, to a party (the "Third Party") other than the Investor, the Company shall first offer (the "Offer") to the Investor, in writing, the right to purchase such Common Stock (the "Offered Shares") at (a) the bona fide price offered by the Third Party (the "Third Party Offer Price"), or (b) the Market Price less the product of the Discount and the Market Price, whichever is less (the "Investor Offer Price"), within a ten (10) calendar day period (the "Offer Period"). The Offer shall grant the Investor the right during the ten (10) calendar days next following the date of the Offer to elect to purchase all of the Offered Shares. The Company, in connection with such an Acquisition, shall refrain from circumventing or attempting to circumvent the Investor's right of first refusal by way of making such a Sale to any of its affiliates without first making an Offer to the Investor. If, however, the Company, prior to such a Sale to an affiliate, makes an Offer to the Investor, and the Investor declines such Offer, the Company shall have a right to make such a Sale pursuant to the terms and conditions of this Section 2.6. If the Investor so exercises it right to purchase all of the Offered Shares, the purchase price for the Offered Shares shall be the Investor Offer Price, and the closing and method of payment shall be as provided for in the immediately succeeding paragraph hereof and the closing date therefor shall be five (5) Trading Days after the Investor exercises such right. If the Investor fails to exercise its right to purchase all of the Offered Shares, then during the sixty
(60) calendar days next following the expiration of such right, the Company shall be free to sell any or all of the Offered Shares to a purchaser for a purchase price not lower than the Third Party Offer Price payable on terms and conditions that are not more favorable to such purchaser than those contained in the Offer.

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     On the closing date for a purchase of Offered Shares, (i) the Company shall deliver to the Investor, at the address specified in Section 10.4 hereof, one or more certificates, at the Investor's option, representing the Offered Shares to be purchased by the Investor, registered in the name of the Investor (the "Share Certificate") and (ii) within twenty-four (24) hours after receiving the Share Certificate, the Investor shall deliver an amount representing the lower of (a) the Third Party Offer Price and (b) the Investor Offer Price, by wire transfer of immediately available funds to the Company. In addition, on or prior to such closing date, each of the Company and the Investor shall deliver to the other all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein. Notwithstanding anything to the contrary set forth above, to the extent the Company has not paid the fees, expenses and disbursements of the Investor"s counsel in accordance with Section 10.1, the amount of such fees, expenses and disbursements shall be deducted from the amount the Investor is required to wire to the Company with no reduction in the number of Offered Shares issuable to the Investor on the applicable closing date.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

The Investor represents and warrants to the Company that as of the date hereof:

Section 3.1 Intent. The Investor is entering into this Agreement in its own name and has no view to the distribution of the Registrable Securities, Convertible Notes or Warrants and has no present arrangement (whether or not legally binding) at any time to sell the Registrable Securities, Convertible Notes or Warrants to or through any person or entity and has not been solicited by any person or entity to act as a link in a chain of transactions through which securities of the Company move from the Company to the public; provided, however, that by making the representations herein, the Investor does not agree to hold the Registrable Securities, Convertible Notes or Warrants for any minimum or other specific term and reserves the right to dispose of the Registrable Securities, Convertible Notes or Warrants at any time pursuant to a Registration Statement and in accordance with federal and state securities laws applicable to such disposition.

Section 3.2 Sophisticated Investor. The Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Convertible Notes and the Common Stock. The Investor acknowledges that an investment in the Common Stock is speculative and involves a high degree of risk.

Section 3.3 Authority. Each of this Agreement and the Registration Rights Agreement has been duly authorized by all necessary corporate action and no further consent or authorization of the Investor, or its Board of Directors or stockholders is required. Each of this Agreement and the Registration Rights Agreement was validly executed and delivered by the Investor and each is a valid and binding agreement of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

Section 3.4 Not an Affiliate. The Investor is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

Section 3.5 Organization and Standing. Investor is duly organized, validly existing, and in good standing under the laws of Bermuda.

Section 3.6 Absence of Conflicts. The execution and delivery of this Agreement and any other document or instrument contemplated hereby, and the consummation of the transactions contemplated thereby, and compliance with the requirements thereof, will not (a) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Investor, or, to the Investor's knowledge, (b) violate any provision of any indenture, instrument or agreement to which Investor is a party or is subject, or by which Investor or any of its assets is bound, (c) conflict with or constitute a material default thereunder,
(d) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Investor to any third party, or (e) require the approval of any third-party (that has not been obtained) pursuant to any material Contract to which Investor is subject or to which any of its assets, operations or management may be subject.

Section 3.7 Disclosure; Access to Information. Investor has received all documents, records, books and other information pertaining to Investor's investment in the Company that have been requested by Investor. Investor has had effective access to all documents, records and other information that Investor may need or wish to review in connection with making an informed decision with respect to the Company and the purchase of the Registrable Securities, Convertible Notes and Warrants.

Section 3.8 Manner of Sale. At no time was Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

Section 3.9 Resale Restrictions. It is acknowledged by Investor that any Registrable Securities, Convertible Notes and Warrants to be acquired by Investor have not been registered under the federal securities laws or any applicable state securities laws in reliance upon exemptions available for non-public or limited offerings. Investor understands that Investor must bear the economic risk of the investment in the Registrable Securities, Convertible Notes and Warrants because the Registrable Securities, Convertible Notes and Warrants have not been so registered and therefore are subject to restrictions upon transfer such that they may not be sold or otherwise transferred unless registered under the applicable securities laws or an exemption from such registration is available. Investor will not reoffer, sell, assign, transfer, pledge, encumber, hypothecate or otherwise dispose of any Registrable

Securities, Convertible Notes or the Warrants in the absence of an effective registration statement, qualification or authorization relating thereto under federal and applicable state securities laws or an opinion of qualified counsel satisfactory to the Company to the effect that the proposed transaction in the Registrable Securities, Convertible Notes or the Warrants will neither constitute nor result in any violation of the federal or state securities laws. Subject to Section 8.1 of this Agreement, any certificate or other document that may be issued representing any shares of Registrable Securities, Convertible Notes or the Warrants may be endorsed with a legend to this effect.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investor that as of the date hereof:

Section 4.1 Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Except as set forth in Section IV of the Disclosure Schedule, the Company does not own more than fifty percent (50%) of the outstanding capital stock of or control any other business entity. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

Section 4.2 Authority. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Convertible Notes, the Registration Rights Agreement and the Warrants and the Warrants, and the Warrant Shares; (ii) the execution and delivery of this Agreement and the Registration Rights Agreement, and the execution, issuance and delivery of the Warrants and the Convertible Notes, by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required; and (iii) each of this Agreement and the Registration Rights Agreement has been duly executed and delivered, and the Warrants and the Convertible Notes have been duly executed, issued and delivered, by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

Section 4.3 Corporate Documents. The Company has furnished or made available to the Investor true and correct copies of the Company's Articles of Incorporation, as amended and in effect on the date hereof (the "Certificate"), and the Company's By-Laws, as amended and in effect on the date hereof (the "By-Laws").

Section 4.4 Books and Records. The minute books and other similar records of the Company and its subsidiaries as made available to Investor prior to the execution of this Agreement contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders, the boards of directors and committees of the boards of directors of the Company and the subsidiaries. The stock transfer ledgers and other similar records of the Company and the subsidiaries as made available to Investor prior to the execution of this Agreement accurately reflect all record transfers prior to the execution of this Agreement in the capital stock of the Company and the subsidiaries. Neither the Company nor any subsidiary has any of its Books and Records recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company or a subsidiary.

Section 4.5 Capitalization. Except as set forth in Section 4.5 of the Disclosure Schedule, as of November 30, 1998, the authorized capital stock of the Company consisted of 20,000,000 shares of Common Stock, of which 6,534,227 shares were issued and outstanding, and 10,000,000 shares of preferred stock (the "Preferred Stock"), none of which were issued and outstanding. Except for (i) options to purchase not more than 2,585,510 shares of Common Stock with purchase prices between $0.469 and $3.625 per share; and (ii) warrants to purchase not more than 1,730,353 shares of Common Stock with purchase prices between $0.750 and $2.500 per share, there are no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company. Except as set forth in Section 4.5 of the Disclosure Schedule, all of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable. As of January 8, 1999, all of the outstanding shares of Common Stock of the Company shall have been duly and validly authorized and issued and fully paid and nonassessable.

Section 4.6 Common Stock. The Company has maintained all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed or quoted on the Principal Market. As of the date hereof, the Principal Market is the Nasdaq Bulletin Board.

Section 4.7 Financial Statements. Prior to the execution of this Agreement, the Company has delivered to the Investor a true and complete copy of the audited balance sheets of the Company and its consolidated subsidiaries as of September 30, 1998, and the related audited consolidated statements of operations, stockholders' equity and cash flows for the fiscal year then ended, together with a true and correct copy of the report on such audited information by Jones, Jensen & Company, and all letters from such accountants with respect to the results of such audit. The financial statement of the Company delivered to the Investor has been prepared in accordance with generally accepted accounting principles applied on a consistent basis with other financial statements of the Company and fairly presents in all material respects the financial position of the Company as of the date thereof and the results of operations and cash flows for the period then ended.

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Section 4.8 Exemption from Registration;  Valid Issuances. The sale and issuance of the Warrants, the Warrant Shares, the Put Shares, the Convertible Notes, the Commitment Shares, the Indemnity Shares and any Note Shares in accordance with the terms and on the bases of the representations and warranties set forth in this Agreement, may and shall be properly issued pursuant to Rule 4(2), Regulation D and/or any applicable state law. When issued and paid for as herein provided, the Put Shares, the Warrant Shares, the Convertible Notes, the Commitment Shares, the Indemnity Shares and any Note Shares shall be duly and validly issued, fully paid, and nonassessable. None of the sales of the Put Shares, the Warrants, the Warrant Shares, the Convertible Notes, the Commitment Shares, the Indemnity Shares or any Note Shares pursuant to, nor the Company's performance of its obligations under, this Agreement, the Registration Rights Agreement, the Warrants or the Convertible Notes shall (i) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Put Shares, the Warrant Shares, the Convertible Notes, the Commitment Shares, the Indemnity Shares or any of the assets of the Company, or (ii) entitle the holders of Outstanding Capital Shares to preemptive or other rights to subscribe to or acquire the Capital Shares or other securities of the Company. The Put Shares, the Warrant Shares, the Convertible Notes, the Commitment Shares, the Indemnity Shares and any Note Shares shall not subject the Investor to personal liability by reason of the ownership thereof.

Section 4.9 No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its affiliates nor any distributor or any person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Put Shares, the Warrants, the Warrant Shares, the Convertible Notes, the Commitment Shares, the Indemnity Shares or any Note Shares, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Common Stock under the Securities Act.

Section 4.10 No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of the Put Shares, the Warrants, the Warrant Shares, the Convertible Notes, the Commitment Shares, the Indemnity Shares and any Note Shares do not and will not (i) result in a violation of the Certificate or By-Laws or (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (iii) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect) nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing; provided, however, that for purposes of the Company's representations and warranties as to violations of foreign law, rule or regulation referenced in clause (iii), such representations and warranties are made only to the best of the Company's knowledge insofar as the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby are or may be affected by the status of the Investor under or pursuant to any such foreign law, rule or regulation. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Common Stock, the Convertible Notes or the Warrant in accordance with the terms hereof (other than any SEC, NASD or state securities filings that may be required to be made by the Company subsequent to any Closing, any registration statement that may be filed pursuant hereto, and any shareholder approval required by the rules applicable to companies whose common stock trades on the Nasdaq SmallCap
Market); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein.

Section 4.11 No Material Adverse Change. Since September 30, 1998, no event has occurred that would have a Material Adverse Effect on the Company, except as disclosed in Section 4.11 of the Disclosure Schedule. Without limiting the foregoing, except as disclosed in Section 4.11 of the Disclosure Schedule there has not occurred between September 30, 1998 and the date hereof:

(i) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company or any of its subsidiaries not wholly owned by the Company, or any direct or indirect redemption, purchase or other acquisition by the Company or any of its subsidiary of any such capital stock of or any Option with respect to the Company or any of its subsidiary not wholly owned by the Company;

(ii) any authorization, issuance, sale or other disposition by the Company or any of its subsidiaries of any shares of capital stock of or Option with respect to the Company or any of its subsidiaries, or any modification or amendment of any right of any holder of any outstanding shares of capital stock of or Option with respect to the Company or any of its subsidiaries;

(iii) (x) any increase in the salary, wages or other compensation of any officer, employee or consultant of the Company or any of its subsidiaries whose annual salary is, or after giving effect to such change would be, $150,000 or more; (y) any establishment or modification of (A) targets, goals, pools or similar provisions in respect of any fiscal year under any benefit plan, employment Contract or other employee compensation arrangement or (B) salary ranges, increase guidelines or similar provisions in respect of any benefit plan, employment Contract or other employee compensation arrangement; or (z) any adoption, entering into, amendment, modification or termination (partial or complete) of any benefit plan except to the extent required by applicable law and, in the event compliance with legal requirements presented options, only to the extent the option which the Company or any of its subsidiaries reasonably believed to be the least costly was chosen;

(iv) (A) incurrences by the Company or any of its subsidiaries of indebtedness in an aggregate principal amount exceeding $100,000 (net of any amounts discharged during such period), or (B) any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of the Company or any of its subsidiaries under, any indebtedness of or owing to the Company or any of its subsidiaries (in either case other than any indebtedness of the Company or a subsidiary owing to the Company or a wholly-owned subsidiary);

(v) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the plant, real or personal property or equipment of the Company or any of its subsidiaries in an aggregate amount exceeding $10,000;

(vi) any material change in (x) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or tax practice or policy of the Company or any of its subsidiaries, (y) any method of calculating any bad debt, contingency or other reserve of the Company or any of its subsidiaries for accounting, financial reporting or tax purposes or (z) the fiscal year of the Company or any of its subsidiaries;

(vii) any write-off or write-down of or any determination to write off or down any of the assets and properties of the Company or any of its subsidiaries in an aggregate amount exceeding $100,000;

(viii) any acquisition or disposition of, or incurrence of a Lien (other than a Permitted Lien) on, any assets and properties of the Company or any of its subsidiaries, other than in the ordinary course of business consistent with past practice;

(ix) any (x) amendment of the certificate or articles of incorporation or by-laws (or other comparable corporate charter documents) of the Company or any of its subsidiaries, (y) reorganization, liquidation or dissolution of the Company or any of its subsidiaries or (z) business combination involving the Company or any of its subsidiaries and any other Person;

(x) any entering into, amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to
(A) any Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed pursuant to Section 4.26 hereof or (B) any material license held by the Company or any of its subsidiaries;

(xi) capital expenditures or commitments for additions to property, plant or equipment of the Company and its subsidiaries constituting capital assets in an aggregate amount exceeding $50,000;

(xii) any commencement or termination by the Company or any of its subsidiaries of any line of business;

(xiii) any transaction by the Company or any of its subsidiaries with the Company, any officer, director, affiliate or associate of the Company or any associate of any such officer, director or affiliate (other than the Company or any of its subsidiaries) (A) outside the ordinary course of business consistent with past practice or (B) other than on an arm's-length basis, other than pursuant to any Contract in effect on September 30, 1998 and disclosed to by Company to the Investor pursuant to Section 4.21 hereof.

(xiv) any entering into of an agreement to do or engage in any of the foregoing after the date hereof; or

(xv) any other transaction involving or development affecting the Company or any of its subsidiaries outside the ordinary course of business consistent with past practice.

Section 4.12 No Undisclosed Liabilities. Except as reflected or reserved against in the balance sheet included in the last audited financial statements or in the notes thereto or as disclosed in Section 4.12 or any other section(s) of the Disclosure Schedule, there are no liabilities against, relating to or affecting the Company or any of its subsidiaries or any of their respective assets and properties, other than liabilities incurred in the ordinary course of business consistent with past practice which in the aggregate are not material to the business or condition of the Company.

Section 4.13 No Undisclosed Events or Circumstances. Since September 30, 1998, no event or circumstance has occurred or exists with respect to the or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in Section 4.13 of the Disclosure Schedule.

Section 4.14 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, other than pursuant to this Agreement, under circumstances that would require registration of the Common Stock under the Securities Act.

Section 4.15  Litigation  and Other  Proceedings.  Except as may be set forth in
Section 4.15 of the Disclosure Schedule, there are no lawsuits or proceedings pending or to the best knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which might have a Material Adverse Effect. Except as set forth in the Disclosure Schedule, no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Company, requested of any court, arbitrator or governmental agency which might result in a Material Adverse Effect.

Section 4.16 No Misleading or Untrue Communication. The Company, any Person representing the Company, and, to the knowledge of the Company, any other Person selling or offering to sell the Put Shares, the Warrants, the Warrant Shares, the Convertible Notes or the Note Shares in connection with the transactions contemplated by this Agreement, have not made, at any time, any oral communication in connection with the offer or sale of the same which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

Section 4.17 Material Non-Public Information. The Company is not in possession of, nor has the Company or its agents disclosed to the Investor, any material non-public information that (i) if disclosed, would, or could reasonably be expected to have, an effect on the price of the Common Stock or (ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

Section 4.18 Real Property. Section 4.18(a) of the Disclosure Schedule contains a true and correct list of (i) each parcel of real property owned by the Company or any of its subsidiaries, (ii) each parcel of real property leased by the Company or any of its subsidiaries (as lessor or lessee) and (iii) all Liens (other than Permitted Liens) relating to or affecting any parcel of real property referred to in clause (a).

(a) The Company or a subsidiary has good and marketable fee simple title to and, except for the real property leased to others referred to in clause (ii) of paragraph (a) above, the Company or a subsidiary is in possession of each parcel of real property, together with all buildings, structures, facilities, fixtures and other improvements thereon, listed in Section 4.18(a) of the Disclosure Schedule, and in each case such parcel is, except as listed in Section 4.18(a) of the Disclosure Schedule, free and clear of all Liens other than Permitted Liens. The Company and the subsidiaries have adequate rights of ingress and egress with respect to such real property, buildings, structures, facilities, fixtures and other improvements. None of such real property, buildings, structures, facilities, fixtures or other improvements, or the use thereof, contravenes or violates any building, zoning, administrative, occupational safety and health or other applicable law in any material respect (whether or not permitted on the basis of prior nonconforming use, waiver or variance).

(b) The Company or a subsidiary has a valid and subsisting leasehold estate in and the right to quiet enjoyment of the real properties leased by it for the full term of the lease thereof. Each lease referred to in clause (ii) of paragraph (a) above is a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company or a subsidiary and of each other Person that is a party thereto, and except as set forth in Section 4.18(c) of the Disclosure Schedule, there is no, and neither the Company nor any of its subsidiaries has received notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. Neither the Company nor any of its subsidiaries owes any brokerage commissions with respect to any such leased space.

(c) the Company has delivered to Investor prior to the execution of this Agreement true and complete copies of (i) all deeds, leases, mortgages, deeds of trust, certificates of occupancy, title insurance policies, title reports, surveys and similar documents, and all amendments thereof, with respect to the real property listed in Section 4.18(a) of the Disclosure Schedule pursuant to clause (i) of paragraph (a) above and (ii) all leases (including any amendments and renewal letters) and, to the extent reasonably available, all other documents referred to in clause (i) of this paragraph (d) with respect to the real property listed in Section 4.18(a) of the Disclosure Schedule pursuant to clause (ii) of paragraph (a) above.

(d) Except as set forth in Section 4.18(e) of the Disclosure Schedule, no tenant or other party in possession of any of the real properties identified in Section 4.18(a) of the Disclosure Schedule has any right to purchase, or holds any right of first refusal to purchase, such properties.

(e) Except as disclosed in Section 4.18(f) of the Disclosure Schedule, the improvements on the real property identified in Section 4.18(a) of the Disclosure Schedule are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, are adequate and suitable for the purposes for which they are presently being used and, to the knowledge of the Company, the Company and the subsidiaries, there are no condemnation or appropriation proceedings pending or threatened against any of such real property or the improvements thereon.

Section 4.19 Tangible Personal Property. The Company or a subsidiary is in possession of and has good title to, or has valid leasehold interests in or valid rights under Contract to use, all tangible personal property used in the conduct of their business, including all tangible personal property reflected on the balance sheet included in the unaudited financial statements and tangible personal property acquired since the unaudited financial statement Date other than property disposed of since such date in the ordinary course of business consistent with past practice. All such tangible personal property is free and clear of all Liens, other than Permitted Liens and Liens disclosed in Section
4.19 of the Disclosure Schedule, and is in good working order and condition, ordinary wear and tear excepted, and its use complies in all material respects with all applicable laws.

Section 4.20 Intellectual Property Rights. The Company and its subsidiaries have interests in or use only the Intellectual Property disclosed in Section 4.20 of the Disclosure Schedule, each of which the Company or a subsidiary either has all right, title and interest in or a valid and binding license to use. No other Intellectual Property is used or necessary in the conduct of the business of the Company or any of its subsidiaries. Except as disclosed in Section 4.20 of the Disclosure Schedule, (i) the Company or a subsidiary has the exclusive right to use the Intellectual Property disclosed in Section 4.20 of the Disclosure Schedule, (ii) all registrations with and applications to governmental or regulatory authorities in respect of such Intellectual Property are valid and in full force and effect and are not subject to the payment of any taxes or maintenance fees or the taking of any other actions by the Company or a subsidiary to maintain their validity or effectiveness, (iii) there are no restrictions on the direct or indirect transfer of any license, or any interest therein, held by the Company or any of its subsidiaries in respect of such Intellectual Property, (iv) the Company has delivered to Investor prior to the execution of this Agreement documentation with respect to any invention, process, design, computer program or other know-how or trade secret included in such Intellectual Property, which documentation is accurate in all material respects and reasonably sufficient in detail and content to identify and explain such invention, process, design, computer program or other know-how or trade secret and to facilitate its full and proper use without reliance on the special knowledge or memory of any Person, (v) the Company and the subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their trade secrets, (vi) neither the Company nor any subsidiary is, or has received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use such Intellectual Property and (vii) neither the Company, the Company nor any subsidiary has any knowledge that such Intellectual Property is being infringed by any other Person. Neither the Company, the Company nor any subsidiary has
received   notice  that  the  Company  or  any   subsidiary  is  infringing  any
Intellectual Property of any other Person, no claim is pending or, to the knowledge of the Company, the Company and the its subsidiaries, has been made to such effect that has not been resolved and, to the knowledge of the Company, the Company and the subsidiaries, neither the Company nor any subsidiary is infringing any Intellectual Property rights of any other Person.

Section 4.21 Contracts. Section 4.21(a) of the Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts or other arrangements (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to Investor prior to the execution of this Agreement), to which the Company or any subsidiary is a party or by which any of their respective assets and properties is bound:

(i) (A) all Contracts (excluding Benefit Plans) providing for a commitment of employment or consultation services for a specified or unspecified term, the name, position and rate of compensation of each Person party to such a Contract and the expiration date of each such Contract; and (B) any written or unwritten representations, commitments, promises, communications or courses of conduct (excluding Benefit Plans and not embodied in a Contract) involving an obligation of the Company or any of its subsidiaries to make payments in any year, other than with respect to salary or incentive compensation payments in the ordinary course of business, to any employee exceeding $50,000 or any group of employees exceeding $150,000 in the aggregate;

(ii) all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of the Company or any of its subsidiaries to engage in any business activity or compete with any Person or prohibiting or limiting the ability of any Person to compete with the Company or any of its subsidiaries;

(iii) all partnership, joint venture, shareholders' or other similar Contracts with any Person;

(iv) all Contracts relating to Indebtedness of the Company or any of its subsidiary in excess of $100,000 or to preferred stock issued by the Company or any of its subsidiary (other than Indebtedness owing to or preferred stock owned by the Company or any wholly-owned subsidiary);

(v) all Contracts with distributors, dealers, manufacturer's representatives, sales agencies or franchisees;

(vi) all Contracts relating to (A) the future disposition or acquisition of any assets and properties, other than dispositions or acquisitions in the ordinary course of business consistent with past practice, and (B) any business combination;

(vii) all Contracts between or among the Company or any of its subsidiaries, on the one hand, and the Company, any officer, director, affiliate or associate of the Company or any associate of any such officer, director or affiliate (other than the Company or any of its subsidiaries), on the other hand;

(viii) all collective bargaining or similar labor Contracts;

(ix) all Contracts that (A) limit or contain restrictions on the ability of the Company or any of its subsidiaries to declare or pay dividends on, to make any other distribution in respect of or to issue or purchase, redeem or otherwise acquire its capital stock, to incur Indebtedness, to incur or suffer to exist any Lien, to purchase or sell any assets and properties, to change the lines of business in which it participates or engages or to engage in any business combination or (B) require the Company or any of its subsidiaries to maintain specified financial ratios or levels of net worth or other indicia of financial condition; and

(x) all other Contracts that (A) involve the payment or potential payment, pursuant to the terms of any such Contract, by or to the Company or any of its subsidiaries of more than $100,000 and (B) cannot be terminated within ninety
(90) calendar days after giving notice of termination without resulting in any material cost or penalty to the Company or any of its subsidiaries.

(b) Each Contract  required to be disclosed in Section 4.21(a) of the Disclosure
Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and except as disclosed in Section 4.21(b) of the Disclosure Schedule neither the Company, any subsidiary nor, to the knowledge of the Company, the Company and the subsidiaries, any other party to such Contract is, or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract).

(c) Except as disclosed in Section 4.21(c) of the Disclosure Schedule, neither the Company nor any subsidiary is a party to or bound by any Contract that has been or could reasonably be expected to be, individually or in the aggregate with any other such Contracts, materially adverse to the business or condition of the Company.

Section 4.22 Licenses. Section 4.22 of the Disclosure Schedule contains a true and complete list of all licenses used in and material to the business or operations of the Company or any of its subsidiary, setting forth the owner, the function and the expiration and renewal date of each. Prior to the execution of this Agreement, the Company has delivered to Investor true and complete copies of all such licenses. Except as disclosed in Section 4.22 of the Disclosure
Schedule:

(i) The Company and each subsidiary owns or validly holds all licenses that are material to its business or operations;

(ii) each license listed in Section 4.22 of the Disclosure Schedule is valid, binding and in full force and effect; and

(iii) neither the Company nor any subsidiary is, or has received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such license.

Section 4.23 Environmental Matters. Each of the Company and the subsidiaries has obtained all licenses which are required in respect of its business, operations or assets and properties under applicable environmental laws. Each of the Company and the subsidiaries is in compliance in all material respects with the terms and conditions of all such licenses and with any applicable environmental law. Except as set forth in Section 4.23 of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

(a) No order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the knowledge of the Company, the Company and the subsidiaries, threatened by any governmental or regulatory authority with respect to any alleged failure by the Company or any subsidiary to have any license required in connection with the conduct of the business or operations of the Company or any of the subsidiaries or with respect to any treatment, storage, recycling, transportation, disposal or "release" as defined in 42 U.S.C. " 9601(22) ("Release"), of any hazardous material, and neither the Company, the Company nor any subsidiary is aware of any facts or circumstances which could reasonably be expected to form the basis for any such order, complaint, penalty or investigation.

(b) Neither the Company, any subsidiary nor, to the knowledge of the Company, the Company and the subsidiaries, any prior owner or lessee of any property now or previously owned or leased by the Company or any subsidiary has handled any hazardous material on any property now or previously owned or leased by the Company or any of its subsidiaries; and, without limiting the foregoing, (i) no polychlorinated biphenyl is or has been present, (ii) no asbestos is or has been present, (iii) there are no underground storage tanks, active or abandoned, and
(iv) no hazardous material has been Released in a quantity reportable under, or in violation of, any environmental law, at, on or under any property now or previously owned or leased by the Company or any of its subsidiaries, during any period that the Company or a subsidiary owned or leased such property or, to the knowledge of the Company, the Company and the subsidiaries, prior thereto.

(c) Neither the Company nor any subsidiary has transported or arranged for the transportation of any hazardous material to any location which is the subject of any Action or Proceeding that could lead to claims against Investor, the Company or any of its subsidiaries for clean-up costs, remedial work, damages to natural resources or personal injury claims, including, but not limited to, claims under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder ("CERCLA").

(d) No oral or written notification of a Release of a hazardous material has been filed by or on behalf of the Company or any of its subsidiaries and no property now or previously owned or leased by the Company or any of its subsidiaries is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA or on any similar state list of sites requiring investigation or clean-up.

(e) There are no Liens (other than Permitted Liens) arising under or pursuant to any environmental law or order on any real property owned or leased by the Company or any of its subsidiary, and no action of any governmental or regulatory authority has been taken or, to the knowledge of the Company, the Company and the subsidiaries, is in process which could subject any of such properties to such Liens, and neither the Company nor any subsidiary would be required to place any notice or restriction relating to the presence of hazardous material at any property owned by it in any deed to such property.

(f) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or which are in the possession of, the Company or any of its subsidiary in relation to any property or facility now or previously owned or leased by the Company or any of its subsidiary which have not been delivered to Investor prior to the execution of this Agreement.

Section 4.24 Substantial Customers and Suppliers. Section 4.24 of the Disclosure Schedule lists the six (6) largest customers of the Company and the subsidiaries, on the basis of revenues for goods sold or services provided for the most recent fiscal year. None of the Company's existing suppliers are non-replaceable. Except as disclosed in Section 4.24 of the Disclosure Schedule, no such customer or supplier has ceased or materially reduced its purchases from or sales or provision of services to the Company and the subsidiaries since
September 30, 1998, or to the knowledge of the Company, the Company and the subsidiaries, has threatened to cease or materially reduce such purchases or sales or provision of services after the date hereof. Except as disclosed in
Section 4.24 of the Disclosure Schedule, to the knowledge of the Company, the Company and the subsidiaries, no such customer or supplier is threatened with bankruptcy or insolvency.

Section 4.25 Accounts Receivable. Except as set forth in Section 4.25 of the Disclosure Schedule, the accounts and notes receivable of the Company and the subsidiaries reflected on the balance sheet included in the unaudited financial statements, and all accounts and notes receivable arising subsequent to the unaudited financial statement Date, (i) arose from bona fide sales transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, (iii) are not subject to any valid set-off or counterclaim, (iv) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement, (v) are collectible in the ordinary course of business consistent with past practice in the aggregate recorded amounts thereof, net of any applicable reserve reflected in the balance sheet included in the unaudited financial statements, and (vi) are not the subject of any Actions or Proceedings brought by or on behalf of the Company or any subsidiary. Section 4.25 of the Disclosure Schedule sets forth a description of any security arrangements and collateral securing the repayment or other satisfaction of receivables of the Company and the subsidiaries. All steps necessary to render all such security arrangements legal, valid, binding and enforceable, and to give and maintain for the Company or a subsidiary, as the case may be, a perfected security interest in the related collateral, have been taken.

Section 4.26 Disclosure. All material facts relating to the business or condition of the Company have been disclosed to Investor in or in connection with this Agreement. No representation or warranty contained in this Agreement, and no statement contained in the Disclosure Schedule or in any certificate, list or other writing furnished to Investor pursuant to any provision of this Agreement (including without limitation the Financial Statements), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE V

                            COVENANTS OF THE INVESTOR

The Investor's trading activities with respect to shares of the Company's Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and the rules and regulations of the Principal Market on which the Company's Common Stock is listed.


                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

Section 6.1 Registration Rights. The Company shall cause the Registration Rights Agreement to remain in full force and effect and the Company shall comply in all respects with the terms thereof.

Section 6.2 Reservation of Common Stock. As of the date hereof, the Company has available and the Company shall reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue the Warrant Shares and the Note Shares; such amount of shares of Common Stock to be reserved shall be calculated based upon the Exercise Price of the Warrant and the maximum amount of Note Shares issuable upon conversion of the Convertible Notes and the maximum number of shares issuable upon exercise of the Additional Warrant. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares actually delivered hereunder.

Section 6.3 Listing of Common Stock. The Company shall maintain the listing of the Common Stock on a Principal Market, and as soon as practicable will cause the Put Shares, the Indemnity Shares, the Commitment Shares, the Warrant Shares and any Note Shares to be listed on the Principal Market. The Company further shall, if the Company applies to have the Common Stock traded on any other Principal Market, include in such application the Put Shares, the Indemnity Shares, the Commitment Shares, the Warrant Shares and any Note Shares, and shall take such other action as is necessary or desirable in the opinion of the Investor to cause the Common Stock to be listed on such other Principal Market as promptly as possible. The Company shall use its best efforts to continue the listing and trading of its Common Stock on the Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and the Principal Market.

Section 6.4 Exchange Act Registration. After the Registration Statement becomes effective, the Company shall cause its Common Stock to continue to be registered under Section 12(g) or 12(b) of the Exchange Act, will comply in all respects with its reporting and filing obligations under said Act, and will not take any action or file any document (whether or not permitted by said Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act.

Section 6.5 Legends. The certificates evidencing the Put Shares, the Indemnity Shares, the Warrant Shares and the Note Shares shall be free of legends, except as provided for in Article VIII.

Section 6.6 Corporate Existence. The Company shall take all steps necessary to preserve and continue the corporate existence of the Company.

Section 6.7 SEC Documents. The Company shall deliver to the Investor, as and when the originals thereof are submitted to the SEC for filing, copies of all SEC Documents so furnished or submitted to the SEC.

Section 6.8 Notice of Certain Events Affecting Registration; Suspension of Right to Issue Convertible Note No. 2. The Company shall immediately notify the Investor upon the occurrence of any of the following events in respect of a registration statement or related prospectus in respect of an offering of Registrable Securities: (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the registration statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the registration statement would be appropriate, and the Company shall promptly make available to the Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investor any Note Issuance Notice during the continuation of any of the foregoing events. While in possession of material non-public information received from the company, the Investor shall not dispose of any Registrable Securities until such information is disclosed to the public.

Section 6.9 Consolidation; Merger. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Investor such shares of stock and/or securities as the Investor is entitled to receive pursuant to this Agreement, the Convertible Notes and the Warrant.

Section 6.10 Issuance of Put Shares, Warrant Shares, Convertible Notes and Note Shares. The issuance of the Warrant Shares pursuant to exercise of the Warrants and the issuance of any Note Shares shall be made in accordance with the provisions and requirements of Regulation D and any applicable state law. Issuance of the Warrant Shares pursuant to exercise of the Warrants through a cashless exercise shall be made in accordance with the provisions and requirements of Section 3(a)(9) under the Securities Act and any applicable state law.

Section 6.11 Legal Opinion on Closing Date. The Company's independent counsel shall deliver to the Investor on the Closing Date an opinion in the form of Exhibit G, except for paragraph 6 thereof.

Section 6.12 No Other Similar Arrangements. The Company shall refrain from entering into any other agreements, arrangements or understandings granting to the Company the right to issue and sell convertible notes until the Initial Registration Statement shall have been declared effective by the SEC. If the Company, for the purpose of obtaining any additional financing, wishes to issue and sell convertible notes (a "Convertible Note Sale") to a party (the "Third Party") other than the Investor, the Company shall first offer (the "Convertible

Note Offer") to the Investor, in writing, the right to purchase such Convertible Notes (the "Offered Convertible Notes") at (a) the bona fide price offered by the Third Party (the "Convertible Note Offer Price"), within a ten (10) calendar day period (the "Convertible Note Offer Period"). The Convertible Note Offer shall grant the Investor the right during the ten (10) calendar days next following the date of the Convertible Note Offer to elect to purchase any or all of the Offered Convertible Notes. The Company, in connection with such a Convertible Note Sale, shall refrain from circumventing or attempting to circumvent the Investor's right of first refusal by way of making such a Convertible Note Sale to any of its affiliates without first making a Convertible Note Offer to the Investor. If, however, the Company, prior to such a Convertible Note Sale to an affiliate, makes a Convertible Note Offer to the Investor, and the Investor declines such Convertible Note Offer, the Company shall have the right to make such a Convertible Note Sale pursuant to the terms and conditions of this Section 6.12. If the Investor so exercises it right to purchase all of the Offered Convertible Notes, (i) the purchase price for the Offered Convertible Notes shall be the Convertible Note Offer Price, and the closing and method of payment shall be as provided for in Section 2.6 hereof and the Closing Date shall be five (5) Trading Days after the Investor exercises such right. If the Investor fails to exercise its right to purchase all of the Offered Convertible Notes, then during the sixty (60) calendar days next following the expiration of such right, the Company shall be free to sell any or all of the Offered Convertible Notes to a purchaser for a purchase price not lower than the Convertible Note Offer Price payable on terms and conditions that are not more favorable to such purchaser than those contained in the Convertible Note Offer. If the Company issues and sells Offered Convertible Notes to a Third Party, any and all terms of such Offered Convertible Notes that are more favorable than those of the Convertible Notes purchased by the Investor pursuant to this Agreement, shall automatically apply to such Convertible Notes.

                                  ARTICLE VII

                            CONDITIONS TO DELIVERY OF
                 NOTE ISSUANCE NOTICES AND CONDITIONS TO CLOSING

Section 7.1 Conditions Precedent to the Obligation of the Company to Issue and Sell Convertible Notes. The obligation hereunder of the Company to issue and sell the Convertible Notes to the Investor incident to each Closing is subject to the satisfaction, at or before each such Closing, of each of the conditions set forth below.

(a) Accuracy of the Investor's Representation and Warranties. The representations and warranties of the Investor shall be true and correct in all material respects as of the date of this Agreement and as of the date of each such Closing as though made at each such time.

(b) Performance by the Investor. The Investor shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to such Closing.

Section 7.2 Conditions Precedent to the Right of the Company to Deliver a Note Issuance Notice and the Obligation of the Investor to Purchase Convertible Note No. 2. The right of the Company to deliver a Note Issuance Notice relating to Convertible Note No. 2 and the obligation of the Investor hereunder to acquire and pay for Convertible Note No. 2 is subject to the satisfaction, on (i) the applicable Note Issuance Notice Date and (ii) the Closing Date for the issuance of Convertible Note No. 2 (each a "Condition Satisfaction Date"), of each of the following conditions:

(a) Registration of the Registrable Securities with the SEC. As set forth in the Registration Rights Agreement, the Company shall have filed with the SEC a Registration Statement with respect to the resale of the Registrable Securities and Note Shares relating to Convertible Note No.1 (the "Initial Registration Statement") by the Investor that shall have been declared effective by the SEC prior to delivery of the Note Issuance Notice relating to Convertible Note No. 2, and in no event later than one hundred fifty (150) days after the filing of the Initial Registration Statement.

(b) Effective Registration Statement. As set forth in the Registration Rights Agreement, the Initial Registration Statement shall have previously become effective and shall remain effective on each Condition Satisfaction Date and (i) neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Initial Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Initial Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC's concerns have been addressed and the Investor is reasonably satisfied that the SEC no longer is considering or intends to take such action), and (ii) no other suspension of the use or withdrawal of the effectiveness of the Initial Registration Statement or related prospectus shall exist.

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


(c) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company shall be true and correct as of each Condition Satisfaction Date as though made at each such time (except for representations and warranties specifically made as of a particular date).

(d) Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement, the Registration Rights Agreement, Convertible Note No. 1 and the Warrants to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

(e) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits the transactions contemplated by this Agreement or otherwise has a Material Adverse Effect, and no actions, suits or proceedings shall be in progress, pending or threatened by any Person, that seek to enjoin or prohibit the transactions contemplated by this Agreement or otherwise could reasonably be expected to have a Material Adverse Effect. For purposes of this paragraph (e), no proceeding shall be deemed pending or threatened unless one of the parties has received written or oral notification thereof prior to the Second Closing Date.

(f) No Suspension of Trading In or Delisting of Common Stock. The trading of the Common Stock shall not have been suspended by the SEC, the Principal Market or the NASD and the Common Stock shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market. The issuance of Convertible Note No. 2 or the Note Shares relating thereto, if any, shall not violate the shareholder approval requirements of the Principal Market.

(g) Legal Opinion. The Company shall have caused to be delivered to the Investor, within five (5) Trading Days of the effective date of the Initial Registration Statement, an opinion of the Company's independent counsel in the form of Exhibit G hereto, addressed to the Investor.

(h) Due Diligence. No dispute between the Company and the Investor shall exist pursuant to Section 7.3 as to the adequacy of the disclosure contained in the Initial Registration Statement.

(i) Ten Percent Limitation. The issuance of Convertible Note No. 2 shall not result in the beneficial ownership by the Investor and its affiliates of more than 9.9% of the outstanding shares of Common Stock. For the purposes of this provision, beneficial ownership shall be determined in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(j) Minimum Average Daily Trading Volume. The Average Daily Trading Volume for the Common Stock with respect to the applicable Note Issuance Notice Date and Closing Date equals or exceeds 20,000 shares per Trading Day.

(k) No Knowledge. The Company shall have no knowledge of any event more likely than not to have the effect of causing the Initial Registration Statement to be suspended or otherwise ineffective.

(l) Minimum Time Interval. The Minimum Time Interval shall have elapsed.

(m) Shareholder Vote. The issuance of Convertible Note No. 2 shall not violate the shareholder approval requirements of the Principal Market.

(n) Conversion of Convertible Note No. 1. The Investor shall have converted at least fifty percent (50%) of the original value of Convertible Note No.1 into Note Shares.

(o) Value of Collateral. The Collateral shall be worth a dollar amount of at least one hundred fifty percent (150%) of the combined outstanding indebtedness evidenced by the Convertible Notes.

(p) Market Price of Common Stock. The Market Price of the Common Stock shall be no less than one dollar and fifty cents ($1.50) per share.

(q) Other. On each Condition Satisfaction Date, the Investor shall have received and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by the Investor in order for the Investor to confirm the Company's satisfaction of the conditions set forth in this
Section 7.2., including, without limitation, a certificate in substantially the form and substance of Exhibit I hereto, executed in either case by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as at the date of each such certificate.

Section 7.3 Due Diligence Review; Non-Disclosure of Non-Public Information.

(a) The Company shall make available for inspection and review by the Investor, advisors to and representatives of the Investor (who may or may not be affiliated with the Investor and who are reasonably acceptable to the Company), any Underwriter, any Registration Statement or amendment or supplement thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by the Investor or any such representative, advisor or Underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investor and such representatives, advisors and Underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

(b) Each of the Company, its officers, directors, employees and agents shall in no event disclose non-public information to the Investor, advisors to or representatives of the Investor unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require the Investor's advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Investor.

(c) Nothing herein shall require the Company to disclose non-public information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts; provided, however, that notwithstanding anything herein to the contrary, the Company shall, as hereinabove provided, immediately notify the advisors and representatives of the Investor and any Underwriters of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 7.3 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms and conditions of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

                                  ARTICLE VIII

                                     LEGENDS

Section 8.1 Legends. Each of the Additional Warrant, the Convertible Notes and, unless otherwise provided below, each certificate representing Registrable Securities will bear the following legend (the "Legend"):


THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN

MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, IN WHICH EVENT SYTRON SHALL HAVE RECEIVED AN OPINION OF COUNSEL STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES LAWS. THE HOLDER OF THIS CERTIFICATE IS THE BENEFICIARY OF CERTAIN OBLIGATIONS OF THE COMPANY SET FORTH IN A NOTE PURCHASE AGREEMENT BETWEEN SYTRON, INC. AND CRESCENT INTERNATIONAL LIMITED DATED AS OF JANUARY 15, 1999. A COPY OF THE PORTION OF THE AFORESAID AGREEMENT EVIDENCING SUCH OBLIGATIONS MAY BE OBTAINED FROM THE COMPANY'S EXECUTIVE OFFICES.

As soon as practicable after the execution and delivery hereof, but in any event within five (5) Trading Days hereafter, the Company shall issue to the transfer agent for its Common Stock (and to any substitute or replacement transfer agent for its Common Stock upon the Company's appointment of any such substitute or replacement transfer agent) instructions in substantially the form of Exhibit H hereto, with a copy to the Investor. Other than as required as a result of change in law, such instructions shall be irrevocable by the Company from and after the date hereof or from and after the issuance thereof to any such substitute or replacement transfer agent, as the case may be, except as otherwise expressly provided in the Registration Rights Agreement. It is the intent and purpose of such instructions, as provided therein, to require the transfer agent for the Common Stock from time to time upon transfer of Registrable Securities by the Investor to issue certificates evidencing such Registrable Securities free of the Legend during the following periods and under the following circumstances and without consultation by the transfer agent with the Company or its counsel and without the need for any further advice or instruction or documentation to the transfer agent by or from the Company or its counsel or the Investor:


(a) At any time after the Effective Date, upon surrender of one or more certificates evidencing Common Stock that bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered; provided that (i) the Registration Statement shall then be effective and (ii) if reasonably requested by the transfer agent the Investor confirms to the transfer agent that the Investor has transferred the Registrable Securities pursuant to the Registration Statement and has complied with the prospectus delivery requirement.

(b) At any time upon any surrender of one or more certificates evidencing Registrable Securities that bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered and containing representations that (i) the Investor is permitted to dispose of such Registrable Securities without limitation as to amount or manner of sale pursuant to Rule 144(k) under the Securities Act.

Section 8.2 No Other Legend or Stock Transfer Restrictions. No legend other than the one specified in Section 8.1 has been or shall be placed on the share certificates representing the securities referred to in such section and no
instructions  or  "stop  transfers   orders,"   so  called,   "stock  transfer
restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article VIII.

Section 8.3 Investor's Compliance. Nothing in this Article VIII shall affect in any way the Investor's obligations under any agreement to comply with all applicable securities laws upon resale of the Common Stock.

                                   ARTICLE IX

                                 INDEMNIFICATION

Section 9.1 Indemnification. The Company agrees to indemnify and hold harmless the Investor, its partners, affiliates, officers, directors, employees, and duly authorized agents, and each Person or entity, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the Controlling Persons (as defined in the Registration Rights Agreement) from and against any Damages, joint or several, and any action in respect thereof to which the Investor, its partners, affiliates, officers, directors, employees, and duly authorized agents, and any such Controlling Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement, as such Damages are incurred, unless such Damages result primarily from the Investor's gross negligence, recklessness or bad faith in performing its obligations under this Agreement.

Section  9.2  Method  of  Asserting   Indemnification  Claims.  All  claims  for
indemnification by any Indemnified Party (as defined below) under Section 9.1 shall be asserted and resolved as follows:

(a) In the event any claim or demand in respect of which any person claiming indemnification under any provision of Section 9.1 (an "Indemnified Party") might seek indemnity under Section 9.1 is asserted against or sought to be collected from such Indemnified Party by a person other than the Company, the Investor or any affiliate of the Company or (a "Third Party Claim"), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of Section 12.2 against any person (the "Indemnifying Party"), together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a "Claim Notice") with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been irreparably prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the "Dispute Period") whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under Section 9.1 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

(i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 9.2(a), then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to Section 9.1). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section 9.1 with respect to such Third Party Claim.

(ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 9.2(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause (ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

(iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under Section 9.1 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the Loss in the amount specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under Section 9.1 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with paragraph (c) of this Section 9.2.

(b) In the event any Indemnified Party should have a claim under Section 9.1 against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under Section 9.1 specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an "Indemnity Notice") with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 9.1 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with paragraph (c) of this Section 9.2.

(c) Any dispute under this Agreement or the Warrants shall be submitted to arbitration (including, without limitation, pursuant to this Section 12.3) and shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (the "Board of Arbitration") selected as hereinafter provided. Each of the Indemnified Party and the Indemnifying Party shall select one (1) member and the third member shall be selected by mutual agreement of the other members, or if the other members fail to reach agreement on a third member within twenty (20) days after their selection, such third member shall thereafter be selected by the American Arbitration Association upon application made to it for such purpose by the Indemnified Party. The Board of Arbitration shall meet on consecutive business days in New York County, New York or such other place as a majority of the members of the Board of Arbitration determines more appropriate, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the Indemnifying Party is required to pay to the Indemnified Party in respect of a claim filed by the Indemnified Party. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow such rules and procedures as a majority of the members of the Board of Arbitration deems necessary or appropriate. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to the Indemnified Party and the Indemnifying Party. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the Indemnified Party and the Indemnifying Party and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. Each party to any arbitration shall bear its own expense in relation thereto, including but not limited to such party's attorneys' fees, if any, and the expenses and fees of the Board of Arbitration shall be divided between the Indemnifying Party and the Indemnified Party in the same proportion as the portion of the related claim determined by the Board of Arbitration to be payable to the Indemnified Party bears to the portion of such claim determined not to be so payable.

                                   ARTICLE X

                                  MISCELLANEOUS

Section 10.1 Fees and Expenses. Each of the Company and the Investor agrees to pay its own expenses incident to the performance of its obligations hereunder, except that the Company shall pay the fees, expenses and disbursements of the Investor's counsel in an amount of $5,000 as provided in the Equity Line Agreement, it being understood that such amount has not yet been paid by the Company.

Section 10.2 Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

Section 10.3 Brokerage. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

Section 10.4 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:

Sytron, Inc.
2770 Industrial Lane
Broomfield, CO 80020
Attention:  Mitchel Feinglas, CEO
Telephone: (303) 469-6100
Facsimile: (303) 469-7100
with a copy (which shall not constitute notice) to:

Bresler Goodman & Unterman LLP
521 Fifth Avenue
New York, NY  10175
Attention: Andrew J. Goodman, Esq. or
           Jay Jacobson, Esq.
Telephone: (212) 661-2150
Facsimile: (212) 949-6131

if to the Investor:

Crescent International Limited
c/o DMI S.A.
84, av Louis-Casai, P.O. Box 161
1216 Geneva, Cointrin
Switzerland
Attention:  Melvyn Craw/Maxi Brezzi
Telephone: +41 22 791 72 56
Facsimile: +41 22 929 53 94

with a copy (which shall not constitute notice) to:

Rogers & Wells LLP
200 Park Avenue, 52nd Floor
New York, NY  10166
Attention:  Sara P. Hanks, Esq./Earl S. Zimmerman, Esq.
Telephone: (212) 878-8000
Facsimile: (212) 878-8375

Either party hereto may from time to time change its address or facsimile number for notices under this Section by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

Section 10.5 Assignment. Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, (a) the provisions of this Agreement shall inure to the benefit of, and be enforceable by, any transferee of any of the Common Stock purchased or acquired by the Investor hereunder with respect to the Common Stock held by such person, and (b) the Investor's interest in this Agreement may be assigned at any time, in whole or in part, to any other person or entity (including any affiliate of the Investor) upon the prior written consent of the Company, which consent shall not to be unreasonably withheld.

Section 10.6 Amendment; No Waiver. No party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth in this Agreement or therein. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by both parties hereto. The failure of the either party to insist on strict compliance with this Agreement, or to exercise any right or remedy under this Agreement, shall not constitute a waiver of any rights provided under this Agreement, nor estop the parties from thereafter demanding full and complete compliance nor prevent the parties from exercising such a right or remedy in the future.

Section 10.7 Annexes and Exhibits; Entire Agreement. All annexes and exhibits to this Agreement are incorporated herein by reference and shall constitute part of this Agreement. This Agreement, the Convertible Notes, the Security Agreement, the Warrants and the Registration Rights Agreement set forth the entire agreement and understanding of the parties relating to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written, relating to the subject matter hereof.

Section 10.8  Survival.  The  provisions  of Articles VI, VIII, IX and X, and of
Section 7.3, shall survive the termination of this Agreement.

Section 10.9 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

Section 10.10 Title and Subtitles. The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.

Section 10.11 Counterparts. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument.

Section 10.12 Choice of Law. This Agreement shall be construed under the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Note Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.


CRESCENT INTERNATIONAL LIMITED




By:
   --------------------------------
Melvyn Craw
Title:


SYTRON, INC.




By:
   --------------------------------
Mitchel Feinglas
Chief Executive Officer

EXHIBIT A

CONVERTIBLE NOTE NO. 1

EXHIBIT B

CONVERTIBLE NOTE NO. 2

EXHIBIT C

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

EXHIBIT D

SECURITY AGREEMENT

EXHIBIT E

FORM OF ADDITIONAL WARRANT

EXHIBIT F

TERMINATION AGREEMENT

EXHIBIT G

OPINION OF THE COMPANY'S INDEPENDENT COUNSEL

[Date]

Crescent International Limited

Re: Note Purchase Agreement Between Crescent  International  Limited and Sytron,
    Inc.

Dear Ladies and Gentlemen:

We have acted as special counsel for the Company in connection with the execution, delivery and performance of the Note Purchase Agreement by and between Crescent International Limited, a Bermuda entity (the "Investor") and Sytron, Inc. (the "Company"), dated January 15, 1999 (the "Agreement"), which provides for, among other things, the issuance and sale by the Company of convertible notes (the "Convertible Notes") certain shares in payment of fees as specified in the Agreement (the "Commitment Shares"), certain additional shares (the "Indemnity Shares") and a warrant to purchase up to 568,627 shares of Common Stock (the "Additional Warrant, and the shares of Common Stock issued or issuable pursuant to exercise of the Warrants, the "Additional Warrant Shares"). This opinion is furnished to you pursuant to Section 7.2(g) of the Note Purchase Agreement. All terms used herein have the meaning defined for them in the Note Purchase Agreement unless otherwise defined herein.


For purposes of this opinion, we have examined copies of the following documents:


(a) an executed copy of the Note Purchase Agreement;

(b) an executed copy of the Registration Rights Agreement;

(c) an executed copy of the Additional Warrant;

(d) an executed copy of Convertible Note No. 1;

(e) an executed copy of the Security Agreement;

(f) an executed copy of the Termination Agreement;

(g) the Articles of Incorporation of the Company, certified by the Department of State of the Commonwealth of Pennsylvania by a certificate dated April 29, 1998, and certified to us by an officer of the Seller as being complete and in full force and effect as of the date of this opinion;

(h) the Bylaws of the Company, as amended to date, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion; and

(i) records certified to us by an officer of the Company as constituting records of proceedings and actions by the Board of Directors of the Company relating to the transactions contemplated by the Note Purchase Agreement.

Items (a) through (f) above collectively are referred to as the "Agreements."


As special counsel, we also examined such other certificates, documents and records, and have made such examinations of law, as we have deemed necessary to enable us to render the opinions expressed below. In addition, we have examined and relied as to matters of fact upon representations contained in the Note Purchase Agreement and in a certificate of the Chief Executive Officer of the Company.


Whenever a statement herein is qualified by "to our knowledge," or words of similar import, it indicates that no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of attorneys in this firm who had significant responsibility representing the Company during the course of our representation of the Company with respect to this matter. We have not made any independent investigation to determine the accuracy of such statement, except as expressly described herein.


The opinions expressed herein are limited solely to the laws and regulations of the United States of America and the State of the Colorado.


For purposes of rendering the opinion set forth below, we have assumed, with your consent and without independent investigation or examination, that:


(i) each of the parties to the Agreements (other than the Company, as to which our opinion is rendered below) has duly and validly executed and delivered each Agreement to which such party is a signatory, and such party's obligations set forth therein are its legal, valid and binding obligations, enforceable against such party in accordance with their respective terms.


(ii) each person executing any Agreement on behalf of any party is duly authorized to do so;


(iii) each natural person executing any Agreement is legally competent to do so.


(iv) there are no oral or written modifications of, or amendments to, any Agreement, and there has been no waiver of any of the provisions of any Agreement by action or conduct of the parties or otherwise; and

(v) all documents submitted to us as originals are authentic and complete, all documents submitted to us as certified or photostatic copies conform to the original documents, all signatures on all documents submitted to us for examination are genuine, and all public records reviewed are accurate and complete.


For purposes of this opinion, we have assumed that the Investor has all requisite power and authority, and has taken any and all necessary corporate action, to execute and deliver the Agreements, and we are assuming that the representations and warranties made by the Investor in the Agreements and pursuant thereto are true and correct.


Based on the foregoing, and upon such other investigation as we have deemed necessary, and subject to the qualifications and assumptions set forth below, we are of the opinion that:


1. The Company is duly qualified as a foreign corporation to do business and is in good standing in Colorado.


2. Each of the Agreements has been duly executed and delivered, and the Additional Warrant has been duly executed and delivered, by the Company and, in reliance on the opinion of Pennsylvania Counsel, each of the Agreements constitutes valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors and the application of general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and further subject to the qualifications set forth in the last sentence of this paragraph. We express no opinion as to (a) the validity and enforceability of any provision of the Agreements to the extent that such provision purports to waive any rights, remedies or defense or of any provision for contribution or indemnification, (b) whether any particular provisions of the Agreements will be specifically enforced or (c) the enforceability of any provision of the Agreements, after any adjustment, relating to the sufficiency of the number of authorized shares available or the valid issuance of any shares for less than par value. [We note that the Agreements are governed by the laws of the State of New York; if the laws of the State of Colorado were determined by a court of competent jurisdiction to govern any Agreement, such Agreement would constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms subject to the exceptions set forth in the two immediately preceding sentences.]


3. The execution, delivery and performance of the Agreements and the Additional Warrant by the Company and the consummation by the Company of the transactions contemplated thereby, including without limitation the issuance of the

Convertible Notes, the Additional Warrant, and the Warrant Shares, do not and will not (i) result in a violation of the Company's Articles or By-Laws; (ii) to our knowledge, conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement listed on Schedule 1 hereto, which the Company has certified is a complete list of every agreement, indenture or instrument involving more than $100,000 or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company or any of its subsidiaries is a party (each a "Material Agreement"); or (iii) result in a violation of any federal or Colorado law, rule or regulation applicable to the Company or by which any property or asset of the Company is bound or affected.


4. Based upon, and in reliance upon, the representations of the Investor in the Note Purchase Agreement, the issuance of the Convertible Notes, the Additional Warrant and the Note Shares in accordance with the Note Purchase Agreement, and the issuance of the Warrant Shares in accordance with the Warrants, will be exempt from securities registration under the Securities Act of 1933 and the Colorado Securities Act.


5. To our knowledge, there are no outstanding options, warrants, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any right to subscribe for or acquire any shares of Common Stock or contracts, commitments, understanding, or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock, except as described in the Disclosure Schedule.


Based and relying solely upon a review of the litigation docket maintained by the Company, except as disclosed in the Disclosure Schedule, we hereby confirm to you that to our knowledge there are no claims, actions, suits, proceedings or investigations that are pending against the Company or its properties, or against any officer or director of the Company in his or her capacity as such, nor has the Company received any written threat of any such claims, actions, suits, proceedings, or investigations which are required to be and have not been disclosed in the Disclosure Schedule.


With respect to the enforceability of the choice of New York law provisions in the Agreements, we think it is likely that a Colorado court will honor the choice made by the parties thereto. There is, however, always the possibility that a Colorado court would hold that it has a materially greater interest than the State of New York in the determination of a particular issue arising under the Agreements, that Colorado law would apply absent the parties' choice of law, and that the application of New York law would be contrary to a fundamental policy of Colorado.

We express no opinion as to any other matter other than as expressly set forth herein this opinion, and no other opinion is intended to be implied or inferred herefrom. The opinions expressed herein are given as of the date hereof, and we undertake no obligation hereby and disclaim any obligation to advise you of any change in law, facts or circumstances occurring after the date hereof pertaining to any matter referred to herein.


The opinions expressed in this letter are strictly limited to the matters stated herein, and no other opinions may be implied. This opinion is provided as a legal opinion only, effective as of the date of this letter, and not as a guarantee or warranty of the matters discussed herein. The opinions expressed in this letter are solely for your information in connection with the execution and delivery of the Agreements and may not be relied upon in any respect by any other person or for any other person. This letter may not be published, quoted, or referenced to, or filed with any person without our prior written consent.


Very truly yours,

EXHIBIT H

Irrevocable Instructions to Transfer Agent

January 15, 1999


[Transfer Agent]
[Address]
[Phone number]
[Facsimile number]

Ladies and Gentlemen:

     Reference is made to the certain Note Purchase Agreement (the "Note Purchase"), dated as of the date herewith, by and between Sytron, Inc. (the "Company"), and the "Holder" (as defined below) pursuant to which the Company is issuing to the Holder, and may issue in the future, Convertible Notes (the "Convertible Notes"). The Convertible Notes are convertible into shares (the "Note Shares") of Common Stock. This letter shall serve as our irrevocable authorization and direction to you to issue and deliver Note Shares in the manner and within the time frames set forth in the Convertible Notes. Certificates for the Note Shares shall not bear any legend restricting their transfer and shall not be subject to any stop-transfer restriction other than as permitted in Section ___ of the Note Purchase; provided, however, if the Note Shares are not registered for resale under the Securities Act of 1933, as amended, and legend removal is not otherwise allowed under Section ___ of the Note Purchase, then the certificates for the Shares shall bear the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, IN WHICH EVENT SYTRON SHALL HAVE RECEIVED AN OPINION OF COUNSEL STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES LAWS. THE HOLDER OF THIS CERTIFICATE IS THE BENEFICIARY OF CERTAIN OBLIGATIONS OF THE COMPANY SET FORTH IN A NOTE PURCHASE AGREEMENT BETWEEN SYTRON, INC. AND CRESCENT INTERNATIONAL LIMITED DATED AS OF JANUARY 15, 1999. A COPY OF THE PORTION OF THE AFORESAID AGREEMENT EVIDENCING SUCH OBLIGATIONS MAY BE OBTAINED FROM THE COMPANY'S EXECUTIVE OFFICES.

     Please be advised that Holder is relying upon this letter as an inducement to enter into the Note Purchase Agreement and, accordingly, it is agreed that Holder is a third party beneficiary to these instructions. Moreover, the Company cannot revoke or modify these instructions without the prior written consent of Holder.

     The Company hereby agrees that it will not unilaterally terminate its relationship with the Transfer Agent. In the event the Company's agency relationship with the Transfer Agent should be terminated for any reason prior to the date which is three (3) years after Closing for the issuance of Convertible Note No. 2 (as described in the Note Purchase Agreement), the Company's Transfer Agent shall continue acting as transfer agent pursuant to the terms of these Irrevocable Instructions to Transfer Agent until such time that a successor transfer agent (i) is appointed by the Company; and (ii) executes and agrees to be bound by the terms of these Irrevocable Instructions to Transfer Agent.

     Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at (___) ___-____.

Very truly yours,

SYTRON, INC.


By:
   --------------------------------

Name:
     ------------------------------

Title:
      -----------------------------


Agreed and Acknowledged as of January 15, 1999:

[TRANSFER AGENT]


By:
   --------------------------------

Name:
     ------------------------------

Title:
      -----------------------------

Enclosure

cc:           Crescent International Limited ("Holder")

EXHIBIT I

COMPLIANCE CERTIFICATE


The undersigned, __________, hereby certifies, with respect to shares of common stock of the _____________ (the "Company") issuable in connection with the Put Notice, dated _____________ (the "Notice"), delivered pursuant to Article II of the Note Purchase Agreement, dated January 15, 1999, by and between the Company and Crescent International Limited (the "Agreement"), as follows:


1. The undersigned is the duly elected Chairman and Chief Executive Officer of the Company.


2. The representations and warranties of the Company set forth in Article V of the Agreement are true and correct in all material respects as though made on and as of the date hereof.


3. The Company has performed in all material respects all covenants and agreements to be performed by the Company on or prior to the Closing Date related to the Notice and has complied in all material respects with all obligations and conditions contained in Article VII of the Agreement.


The undersigned has executed this Certificate this ____ day of ________, 199_.


                                            ------------------------------------
Name:
Title:

DISCLOSURE SCHEDULE TO
NOTE PURCHASE AGREEMENT

NOTE PURCHASE AGREEMENT

by and between

CRESCENT INTERNATIONAL LIMITED

and

SYTRON, INC.

dated as of JANUARY 15, 1999